                                                                     EXHIBIT 12

                        IMED CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (AMOUNTS IN THOUSANDS OF DOLLARS)


                                                                                                                 NINE MONTHS ENDED
                                                                        YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                      -------------------------------------------------------- ---------------------
                                                         1991         1992       1993       1994       1995       1995       1996
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
Pre-tax income (loss) from continuing operations       $  5,523     $ 13,939    $  (377)  $ 13,955   $ 16,365   $ 11,121   $ 11,776

Fixed charges:
  Interest expense and amortization of debt
   discount and premium on all indebtedness               7,682        5,046      4,159      2,805      2,052      1,647      1,119
  Interest portion of rentals (33% of rent expense)       1,460        1,232      1,252      1,226      1,046        784        793
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
Total fixed charges                                       9,142        6,278      5,411      4,031      3,098      2,431      1,912
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
Earnings before income taxes and fixed charges         $ 14,665     $ 20,217   $  5,034   $ 17,986   $ 19,463   $ 13,552   $ 13,688
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
Ratio of earnings to fixed charges                          1.6          3.2        n/a        4.5        6.3        5.6        7.2
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
Earnings insufficient to cover fixed charges by           n/a          n/a     $    377      n/a         n/a       n/a        n/a
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------
                                                      ----------   ---------- ---------- ---------- ---------- ---------- ----------


                                                                   PRO FORMA
                                                      ---------------------------------
                                                                     NINE MONTHS ENDED
                                                       YEAR ENDED      SEPTEMBER 30,
                                                      DECEMBER 31, --------------------
                                                          1995        1995       1996
                                                      ------------ ---------- ---------
Pre-tax income (loss) from continuing operations       $  (27,231)  $(27,045)  $  8,271

Fixed charges:
  Interest expense and amortization of debt
   discount and premium on all indebtedness                44,633     32,945     30,074
  Interest portion of rentals (33% of rent expense)         1,340        876      1,623
                                                      ------------ ---------- ---------
Total fixed charges                                        45,973     33,821     31,697
                                                      ------------ ---------- ---------
                                                      ------------ ---------- ---------
Earnings before income taxes and fixed charges         $   18,742   $  6,776   $ 39,968
                                                      ------------ ---------- ---------
                                                      ------------ ---------- ---------
Ratio of earnings to fixed charges                         n/a         n/a          1.3
                                                      ------------ ---------- ---------
                                                      ------------ ---------- ---------
Earnings insufficient to cover fixed charges by        $   27,231   $ 27,045      n/a
                                                      ------------ ---------- ---------
                                                      ------------ ---------- ---------
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